UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Barrett Business Services, Inc.

(Name of Registrant as Specified In Its Charter)

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BARRETT BUSINESS SERVICES, INC.

April 10, 2009

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at 2:00 p.m., Pacific Time, on Wednesday, May 13, 2009, at 8100 N.E. Parkway Drive, Suite 60, Vancouver, Washington 98662.

Matters to be presented for action at the meeting include the election of directors, approval of the 2009 Stock Incentive Plan, and such other business as may properly come before the meeting or any adjournment thereof.

We look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date, and return your proxy as soon as possible. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote personally.

Sincerely,

William W. Sherertz

President and Chief Executive Officer

BARRETT BUSINESS SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 13, 2009

You are invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at 8100 N.E. Parkway Drive, Suite 60, Vancouver, Washington 98662, on Wednesday, May 13, 2009, at 2:00 p.m., Pacific Time.

Only stockholders of record at the close of business on March 30, 2009, will be entitled to vote at the meeting.

The meeting is being held to consider and act upon the following matters:

1.	Election of directors;

2.	Approval of the 2009 Stock Incentive Plan; and

3.	Such other business as may properly come before the meeting or any adjournments thereof.

Please sign and date the accompanying proxy, and return it promptly in the enclosed postage-paid envelope to avoid the expense of further solicitation. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

By Order of the Board of Directors

James D. Miller

Secretary

Vancouver, Washington

April 10, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2009:

The proxy statement for the 2009 annual meeting of stockholders and 2008 annual report to stockholders are available at http://www.vfnotice.com/bbsi/

BARRETT BUSINESS SERVICES, INC.

8100 N.E. Parkway Drive, Suite 200

Vancouver, Washington 98662

(360) 828-0700

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Barrett Business Services, Inc. (the “Company”), to be voted at the annual meeting of stockholders to be held on May 13, 2009 (the “Annual Meeting”), and any adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on approximately April 10, 2009.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

When a proxy in the accompanying form is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the shares will be voted FOR Items 1 and 2 in the accompanying Notice of Annual Meeting of Stockholders.

Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time prior to its exercise by written notice to the Secretary of the Company of such revocation, by a later-dated proxy received by the Company, or by attending the Annual Meeting and voting in person. The mailing address of the Company’s principal executive offices is 8100 N.E. Parkway Drive, Suite 200, Vancouver, Washington 98662.

The solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally or by telephone or facsimile by directors and officers of the Company without additional compensation for such services. Brokers and other persons holding shares in their names, or in the names of nominees, will be reimbursed for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. All costs of solicitation of proxies will be borne by the Company.

OUTSTANDING VOTING SECURITIES

The close of business on March 30, 2009, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, the Company had outstanding 10,365,094 shares of Common Stock, $.01 par value (“Common Stock”), each share of which is entitled to one vote at the meeting. Common Stock is the only outstanding voting security of the Company. The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting is required to constitute a quorum.

ITEM 1—ELECTION OF DIRECTORS

The directors of the Company are elected at the annual meeting of stockholders in May to serve until the next annual meeting and until their successors are elected and qualified. The Company’s Bylaws authorize the Board to set the number of positions on the Board within a range of three and nine. The Board is currently comprised of six directors. Vacancies on the Board, including vacancies resulting from an increase in the number of positions, may be filled by the Board for a term ending with the next annual meeting of stockholders.

All of the nominees for election as directors are members of the present Board.

A nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present at the Annual Meeting. A duly executed proxy will be voted FOR the election of the nominees named below, unless authority to vote for a director is withheld or a proxy of a broker or other nominee is expressly not voted on this item (a “broker non-vote”). Shares not voted for the election of directors, because authority to vote is withheld, or due to a broker non-vote or failure to return a proxy, will not count in determining the total number of votes for each nominee.

If for some unforeseen reason a nominee should become unavailable for election, the number of directors constituting the Board may be reduced prior to the Annual Meeting or the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

The following table sets forth information with respect to each person nominated for election as a director, including their ages as of February 28, 2009, business experience during the past five years, and directorships in other corporations.

Name	Principal Occupation(1)	Age	Director Since
Thomas J. Carley	Co-founder, Portal Capital, an investment management company	50	2000

James B. Hicks, Ph.D.	Director of the Women’s Cancer Genomics Initiative at Cold Spring Harbor Laboratory, a nonprofit research institution in New York	62	2001

Roger L. Johnson	Founder and Managing Partner of Summa Global Advisors, LLC, an investment advisory firm	65	2006

Jon L. Justesen	Co-owner and Chief Executive Officer of Justesen Ranches located in eastern Oregon	57	2004

Anthony Meeker	Retired Managing Director of Victory Capital Management, Inc., Cleveland, Ohio, an investment management firm	69	1993

William W. Sherertz	President and Chief Executive Officer of the Company	63	1980

(1)	During the past five years, the principal occupation and other business experience of each nominee has been as follows:

(a)	Mr. Carley was President and Chief Financial Officer of Jensen Securities, a securities and investment banking firm in Portland, Oregon, for eight years until February 1998, when the company was sold to D.A. Davidson & Co. Thereafter, he was a research analyst covering technology companies and financial institutions at D.A. Davidson & Co. until December 1999. Mr. Carley was a private investor until July 2006, when he co-founded Portal Capital, an investment management company.
(b)	Dr. Hicks is a co-founder and director of Virogenomics, Inc., a biotechnology company located in the Portland metropolitan area, for which he has served as Chief Technology Officer. He also serves as Vice President for Science of GenDx, Inc., a cancer diagnostic company based in New York. Dr. Hicks was a director of AVI BioPharma, Inc., from 1997 until October 2007.

(c)	Mr. Johnson has held his present position since October 1, 2008. He was a Principal of Coldstream Capital Management, Inc., a wealth management firm headquartered in Bellevue, Washington, from 2005 until 2008. Prior to joining Coldstream, Mr. Johnson was President and CEO of Western Pacific Investment Advisers, Inc., which was acquired by Coldstream in 2005.
(d)	Mr. Justesen has managed Justesen Ranches in eastern Oregon since 1970. He also serves as President of Buck Hollow Ranch, Inc., and is a private investor.
(e)	Mr. Meeker retired in 2003 as a Managing Director of Victory Capital Management, Inc. (formerly known as Key Asset Management, Inc.), where he was employed for ten years. Mr. Meeker is Chairman of the Board of First Federal Savings and Loan Association of McMinnville and a director of Oregon Mutual Insurance Company. From 1987 to 1993, he was Treasurer of the State of Oregon.
(f)	Mr. Sherertz also serves as Chairman of the Board of Directors.

Mr. Johnson and Mr. Justesen are first cousins.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held six meetings in 2008. During 2008, each director attended at least 75 percent of the total number of the meetings of the Board and the meetings held by each committee of the Board on which he served during his tenure on such committee or the Board.

The Company does not have a policy regarding directors’ attendance at the Company’s annual meeting of stockholders. All of the Company’s Board members attended last year’s annual meeting.

The Board has determined that Messrs. Carley, Hicks, Johnson, Justesen, and Meeker are independent directors as defined in Rule 4200(a)(15) of the listing standards applicable to companies quoted on The Nasdaq Stock Market.

Audit and Compliance Committee

The Audit and Compliance Committee (the “Audit Committee”) reviews and pre-approves audit and legally-permitted non-audit services provided by the Company’s independent registered public accounting firm (the “independent auditors”), makes decisions concerning the engagement or discharge of the independent auditors, and reviews with management and the independent auditors the results of their audit, the adequacy of internal accounting controls, and the quality of financial reporting. The Audit Committee also develops and oversees the Company’s corporate governance principles and the Company’s Code of Business Conduct and Code of Ethics for Senior Financial Officers. The Audit Committee held six meetings in 2008.

The current members of the Audit Committee are Messrs. Carley (chair), Hicks, Johnson, and Meeker. The Board has determined that Thomas J. Carley is qualified to be an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has also determined that each member of the Audit Committee, including Mr. Carley, meets the financial literacy and independence requirements for audit committee membership specified in applicable rules of the SEC under the Exchange Act and in listing standards applicable to companies quoted on The Nasdaq Stock Market. The Audit Committee’s activities are governed by a written charter, a copy of which is available on the Company’s website at www.barrettbusiness.com.

Compensation Committee

The Compensation Committee reviews the compensation of executive officers of the Company and makes recommendations to the Board regarding salary levels and other forms of compensation to be paid to executive officers, including decisions as to grants of options and other stock-based awards. The current members of the Compensation Committee are Messrs. Meeker (chair), Hicks, and Justesen, all of whom are “independent” as defined in Rule 4200(a)(15) of the listing standards for companies quoted on The Nasdaq Stock Market. The Compensation Committee held three meetings in 2008.

The Compensation Committee does not operate under a formal written charter. The Compensation Committee is charged with carrying out the Board’s overall responsibilities relating to compensation of the Company’s executive officers and directors. Its specific duties include reviewing the Company’s bonus and equity compensation programs, CEO compensation and director compensation arrangements, and recommending changes to the Board as it deems appropriate, as well as recommending to the Board the annual compensation, including salary, bonus and equity awards, for the Company’s Chief Executive Officer.

The CEO reviews the performance of each executive officer (other than himself) and makes recommendations to the Compensation Committee periodically regarding salary adjustments and awards of stock options and annually regarding cash incentive bonuses for the executive officers. Such recommendations are based upon the Company’s executive officer compensation plan. The Compensation Committee is responsible for annually evaluating the CEO’s performance and presenting its conclusions and recommendations regarding his compensation to the full Board for approval. The Compensation Committee exercises its own discretion in accepting or modifying the CEO’s recommendations regarding the performance and compensation of the Company’s other executive officers.

The Compensation Committee does not have express authority to retain outside compensation consultants and other advisors. During 2008, the Compensation Committee did not engage compensation consultants, and it has not made a practice of doing so in the past.

Nominating Committee

The Nominating Committee evaluates and recommends candidates for nomination by the Board in director elections and otherwise assists the Board in determining and evaluating the composition of the Board and its committees. The Nominating Committee also assists in identifying candidates for appointment as officers of the Company. The current members of the Nominating Committee are Messrs. Hicks (chair), Carley, Justesen, and Meeker. The Nominating Committee did not meet during 2008.

The Board has determined that each current member of the Nominating Committee is an independent director as defined in Rule 4200(a)(15) of the listing standards applicable to companies quoted on The Nasdaq Stock Market. The Nominating Committee is governed by a written charter, which is available on the Company’s website at www.barrettbusiness.com.

The Nominating Committee does not have any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the Nominating Committee will consider:

•	The candidate’s ability to commit sufficient time to the position;

•	Professional and educational background that is relevant to the financial, regulatory, and business environment in which the Company operates;

•	Demonstration of ethical behavior;

•	Whether the candidate contributes to the goal of bringing diverse perspectives, business experience, and expertise to the Board; and

•	The need to satisfy independence and financial expertise requirements relating to Board composition.

The Nominating Committee relies on its periodic evaluations of the Board in determining whether to recommend nomination of current directors for re-election. Whenever the Nominating Committee is required to identify new director candidates, because of a vacancy or a decision to expand the Board, the Nominating Committee will poll current directors for suggested candidates. The Nominating Committee has not hired a third-party search firm to date, but has the authority to do so if it deems such action to be appropriate.

Once potential candidates are identified, the Nominating Committee will conduct interviews with the candidates and perform such investigations into the candidates’ background as the Nominating Committee determines appropriate.

The Nominating Committee will consider director candidates suggested by stockholders for nomination by the Board. Stockholders wishing to suggest a candidate to the Nominating Committee should do so by sending the candidate’s name, biographical information, and qualifications to: Nominating Committee Chair c/o James D. Miller, Secretary, Barrett Business Services, Inc., 8100 N.E. Parkway Drive, Suite 200, Vancouver, Washington 98662. Candidates suggested by stockholders will be evaluated by the same criteria and process as candidates from other sources.

DIRECTOR COMPENSATION FOR 2008

The following table summarizes compensation paid to the Company’s directors (other than Mr. Sherertz) for services during 2008. No outside director received perquisites or other personal benefits with a total value exceeding $10,000 during 2008.

Name	Fees Earned or Paid in Cash(1)	Option Awards($)(2)	All Other Compensation(3)	Total
Thomas J. Carley	$24,000	—	$—	$24,000
James B. Hicks, Ph.D.	$24,000	—	950	$24,950
Roger L. Johnson	$24,000	—	—	$24,000
Jon L. Justesen	$24,000	—	1,331	$25,331
Anthony Meeker	$24,000	—	—	$24,000

(1)

Directors (other than directors who are full-time employees of the Company, who do not receive directors’ fees) are entitled to receive an annual retainer payable in cash. Effective July 1, 2007, directors receive an annual retainer of $24,000, payable in cash in two equal installments on January 1 and July 1 of each year. Under the director compensation policy, directors are expected to purchase Common Stock on the open market with 40% of the annual retainer.

(2)

No options were granted to directors in 2008. At December 31, 2008, the Company’s outside directors held stock options as follows: Mr. Carley, 12,000 shares; Mr. Hicks, 9,750 shares; Mr. Johnson, 0 shares; Mr. Justesen, 3,750 shares; and Mr. Meeker, 10,500 shares. Effective with the close of business on December 30, 2005, the Compensation Committee accelerated the vesting of all then outstanding stock options. Each director received a grant of a nonqualified stock option to purchase up to 2,000 shares on January 16, 2009, which will become exercisable in four equal annual installments beginning one year after the date of grant. All options have an exercise price equal to fair market value on the date of grant and expire three months following the date on which the holder ceases to be a director other than by reason of death, disability, or retirement. The options expire one year following death or disability and five years following retirement.

(3)	Represents amount reimbursed to cover income taxes arising out of imputed income from personal use of property in LaQuinta, California that is owned by the Company.

CODE OF ETHICS

The Company has adopted a Code of Ethics for Senior Financial Officers (“Code of Ethics”), which is applicable to the Company’s Chief Executive Officer, principal financial officer, and principal accounting officer. The Code of Ethics focuses on honest and ethical conduct, the adequacy of disclosure in financial reports of the Company, and compliance with applicable laws and regulations. The Code of Ethics is included as part of the Company’s Code of Business Conduct, which is generally applicable to all of the Company’s directors, officers, and employees. The Code of Business Conduct and Code of Ethics for Senior Financial Officers is available on the Company’s website at www.barrettbusiness.com.

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS

AND MANAGEMENT

Beneficial Ownership Table

The following table gives information regarding the beneficial ownership of Common Stock as of March 30, 2009, by each director, by each current and former executive officer named in the Summary Compensation Table on page 15, and by all current directors and executive officers of the Company as a group. In addition, it gives information about each other person or group known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Information as to beneficial stock ownership is based on data furnished by the stockholder. Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and dispositive powers.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)		Percent of Class
5 Percent Beneficial Owners
Royce & Associates, LLC(1)	1,408,327	(3)	13.6%
Nancy B. Sherertz(1)	846,146	(4)	8.2%
William W. Sherertz(1)	2,928,265	(5)	27.3%
Directors and Executive Officers
Thomas J. Carley	23,800		*
Michael L. Elich	71,248		*
James B. Hicks, Ph.D.	18,108		*
Roger L. Johnson	2,500		*
Jon L. Justesen	14,927		*
Anthony Meeker	15,260		*
James D. Miller(6)	10,800		*
Michael D. Mulholland(6)	750		*
William W. Sherertz(1)	2,928,265	(5)	27.3%
Gregory R. Vaughn	63,188		*
All current directors and executive officers as a group (9 persons)(6)	3,148,096		29.1%

*	Less than 1% of the outstanding shares of Common Stock.
(1)

The addresses of persons owning beneficially more than 5% of the outstanding Common Stock are as follows: Royce & Associates, LLC, 1414 Avenue of the Americas, New York, New York 10019; Nancy B. Sherertz, 3740 South Ocean Boulevard, Toscana, #305 South, Highland Beach, FL 33487; and William W. Sherertz, 8100 N.E. Parkway Drive, Suite 200, Vancouver, Washington 98662. Nancy B. Sherertz and William W. Sherertz are not related to each other.

(2)

Includes options to purchase Common Stock as follows: Mr. Carley, 12,000 shares; Mr. Elich, 28,873 shares; Dr. Hicks, 9,750 shares; Mr. Johnson, 0 shares; Mr. Justesen, 3,750 shares; Mr. Meeker, 10,500 shares; Mr. Miller, 10,800 shares; Mr. Sherertz, 353,697 shares; Mr. Vaughn, 34,449 shares; and all current directors and executive officers as a group, 463,819 shares.

(3)

Based on information contained in Amendment No. 2 to Schedule 13G filed by the reporting person on January 23, 2009. The amendment to Schedule 13G indicates that the reporting person has sole voting and dispositive power over the shares shown.

(4)

Based on information contained in Amendment No. 7 to Schedule 13G filed by Ms. Sherertz on February 5, 2009. The amendment to Schedule 13G reports that Ms. Sherertz has sole voting and dispositive power with respect to the shares shown.

(5)

Includes 10,500 shares held by Mr. Sherertz’s wife, 91,479 shares held by Mr. Sherertz for his children, and 17,390 shares held by him for his niece, as to each of which he shares voting and dispositive power.

(6)	Mr. Mulholland ceased to be an officer of the Company on May 7, 2008. Mr. Miller was appointed as an executive officer effective June 1, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act (“Section 16”) requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC by Section 16 “reporting persons,” including directors, executive officers, and certain holders of more than 10% of the outstanding Common Stock. To the Company’s knowledge, all Section 16 reporting requirements applicable to known reporting persons were complied with for transactions and stock holdings during 2008.

ITEM 2—APPROVAL OF THE 2009 STOCK INCENTIVE PLAN

Description of the 2009 Stock Incentive Plan

At a meeting held on March 11, 2009, the Board adopted, subject to stockholder approval, the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) authorizing the issuance of shares of Common Stock in connection with awards granted under the 2009 Plan. The 2009 Plan is intended to replace the Company’s 2003 Stock Incentive Plan (the “2003 Plan”), under which new grants of stock options may not be made after May 13, 2009, assuming the 2009 Plan receives stockholder approval at the Annual Meeting. A copy of the 2009 Plan is attached to this proxy statement as Appendix A.

The maximum number of shares as to which awards may be granted under the 2009 Plan is 1,000,000 shares, which may be authorized and unissued shares or reacquired shares. If an award under the 2009 Plan is canceled or expires for any reason prior to having been fully vested or exercised, is settled in cash in lieu of shares of Common Stock, or is exchanged for another award, all shares covered by such awards will be added back into the number of shares available for future awards under the 2009 Plan.

At March 31, 2009, 4,377 shares were available for future grants of awards under the 2003 Plan and a total of 210,304 shares had been issued pursuant to stock options that had been exercised, and a total of 575,819 shares were subject to currently outstanding stock options, under the 2003 Plan and its predecessor, the 1993 Stock Incentive Plan (the “1993 Plan”). Also at that date, employees other than executive officers held stock options to purchase a total of 40,000 shares with a weighted average exercise price of $9.97 and a weighted average remaining term of 7.11 years. On January 16, 2009, the Compensation Committee approved grants of stock options under the 2003 Plan with an exercise price of $11.08 per share and a term of 10 years to the Company’s executive officers and non-employee directors as follows: William W. Sherertz, 2,000 shares; Michael L. Elich, 20,000 shares; Gregory R. Vaughn, 20,000 shares; James D. Miller, 10,000 shares; and each of the Company’s non-employee directors, 2,000 shares. Additional information regarding stock options held by the Company’s non-employee directors appears under “Director Compensation for 2008” above and additional information regarding stock options held by the Company’s executive officers appears under “Executive Compensation—Incentive Compensation” below. No further awards will be granted under the 2003 Plan if the 2009 Plan is approved by stockholders, meaning that the 4,377 shares presently available for new grants under the 2003 Plan would no longer be available for issuance.

The 2009 Plan provides for the grant of stock options and other stock-based awards to the Company’s employees, non-employee directors, and outside consultants or advisers. No awards have been allocated or granted under the 2009 Plan as of the date of this proxy statement. At March 31, 2009, four executive officers, approximately 20 other employees, and five non-employee directors were considered eligible to participate in the 2009 Plan. The closing sale price for the Common Stock reported on The Nasdaq Stock Market on March 31, 2009, was $9.62.

Available Awards Under the 2009 Stock Incentive Plan

The 2009 Plan will be administered by the Compensation Committee of the Board. The types of awards that may be granted by the Compensation Committee under the 2009 Plan include:

Options. Options to purchase Common Stock may be incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Code”), or nonqualified options which are not eligible for such tax-favored treatment. Up to 900,000 shares of Common Stock may be issued pursuant to incentive stock options under the 2009 Plan. Incentive stock options may not be granted under the 2009 Plan after May 13, 2019, and may only be granted to employees of the Company or one of its subsidiaries. If options intended to be incentive stock options are granted to a participant in excess of the $100,000 annual limitation set forth in Section 422(d)(1) of the Code, the options will be incentive stock options to the maximum extent allowed and will be nonqualified stock options as to any excess over that limitation. Incentive stock options must expire not more than ten years from the date of grant. The 2009 Plan does not specify a maximum term for nonqualified options. The exercise price per share must be not less than 100% of the fair market value of a share of Common Stock on the date the option is granted for both incentive stock options and nonqualified options. Incentive stock options granted to a participant holding more than 10% of the Company’s Common Stock must expire not more than five years from the date of grant, and the exercise price per share must be not less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The Company may not grant options to purchase more than 200,000 shares to a single individual during any calendar year.

Stock Appreciation Rights (“SARs”). A recipient of SARs will receive upon exercise an amount equal to the excess (or specified portion thereof) of the fair market value of a share of Common Stock on the date of exercise over the base price, multiplied by the number of shares as to which the rights are exercised. The base price will be designated by the Compensation Committee in the award agreement and may be equal to or higher than the fair market value of the Common Stock on the date of grant. Payment may be in cash, in shares of Common Stock, or in any combination of the two. SARs may be granted in connection with options or other awards or may be granted as independent awards. Not more than 200,000 SARs may be granted to a single individual during any calendar year.

Restricted Share Awards. Restricted share awards are awards of shares of Common Stock which are subject to such limitations as the Compensation Committee deems appropriate, including restrictions on sale or transfer or the achievement of specified performance goals. Restricted shares may be subject to forfeiture in the event the recipient terminates employment or service as a director or consultant during a specified period, or fails to meet designated performance goals, if any. Stock certificates representing restricted shares are issued in the name of the recipient but are held by the Company until the expiration of any restrictions, at which time the restrictive legends are removed from the stock certificates. Beginning with the date of issuance of restricted shares and prior to forfeiture, the recipient is entitled to the rights of a stockholder with respect to such shares, including voting and dividend rights. Shares issued as stock dividends will be subject to the same restrictions as the related restricted shares.

Other Stock-Based Awards. The Compensation Committee may grant other awards that involve payments or grants of shares of Common Stock or are measured by or in relation to shares of Common Stock. The 2009 Plan provides flexibility to design new types of stock-based or stock-related awards to attract and retain employees, directors and consultants in a competitive environment.

Adjustments for Changes in Capitalization

In the event of a change in capitalization, the Compensation Committee will make such proportionate adjustments in the aggregate number of shares for which awards may be granted under the 2009 Plan, the maximum number of shares which may be awarded to any participant, and the number of shares covered by, and the exercise or base price of, any outstanding awards, as the committee in its sole discretion may deem appropriate. Other than adjustments made for changes in capitalization, at no time will the exercise price of an option or the base price of a SAR be lowered or otherwise repriced during the period of its exercisability.

Duration, Termination and Amendment of the 2009 Stock Incentive Plan

The 2009 Plan will remain in effect until awards have been granted covering all available shares under the 2009 Plan or the 2009 Plan is otherwise terminated by the Board. The Board may terminate the 2009 Plan at any time, but any such termination will not affect any outstanding awards. The Board may also amend the 2009 Plan from time to time, provided that no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or registered securities association.

Federal Income Tax Consequences of Awards

The 2009 Plan is intended to comply with the requirements of Section 409A of the Code, which governs deferred compensation. The 2009 Plan is also intended to comply with certain requirements contained in Section 162(m) of the Code, which relates to the deductibility by the Company of certain executive compensation for federal income tax purposes.

The following discussion summarizes the principal anticipated federal income tax consequences of grants of stock options and other awards under the 2009 Plan to participants and to the Company. The information in this proxy statement concerning federal income tax consequences is intended only for the general information of stockholders. Participants in the 2009 Plan should consult their own tax advisors, as the particular terms of individual awards and their specific circumstances likely will affect their particular income tax consequences.

Tax Consequences to Participants

Incentive Stock Options. Incentive stock options under the 2009 Plan are intended to meet the requirements of Section 422 of the Code. No taxable income results to a participant upon the grant of an incentive stock option or upon the issuance of shares when the option is exercised. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be considered a capital gain, except that if such disposition occurs within one year after exercise of the option or two years after grant of the option, the participant will recognize compensation taxable at ordinary income tax rates measured by the amount by which the lesser of (a) the fair market value on the date of exercise or (b) the amount realized on the sale of the shares, exceeds the exercise price. For purposes of determining alternative minimum taxable income, an incentive stock option is treated as a nonqualified option.

Nonqualified Options. No taxable income is recognized upon the grant of a nonqualified option. In connection with the exercise of a nonqualified option, a participant will generally recognize ordinary compensation income (self-employment income for non-employee directors) in an amount equal to the difference between the fair market value of the shares acquired on the date of exercise and the exercise price. Any gain upon sale of the shares in excess of the fair market value of the shares on the date of exercise will be capital gain and any loss will be capital loss.

Payment of Exercise Price in Shares. The Compensation Committee may permit participants to pay all or a portion of the exercise price of stock options using previously-acquired shares of Common Stock. If an option is exercised and payment is made in previously held shares, there is no taxable gain or loss to the participant other than any gain recognized as a result of exercise of the option, as described above.

SARs. The grant of SARs to a participant will not cause the recognition of income by the participant. Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares delivered to the participant.

Restricted Share Awards. In the case of restricted share awards, in general, a participant will not recognize any income upon issuance of an award. Generally, the participant will be required to recognize ordinary compensation income at the date or dates, if any, that shares vest in an amount equal to the value of such shares plus any cash received at the date of vesting.

Tax Consequences to the Company

To the extent participants qualify for capital gains treatment with respect to the sale of shares acquired pursuant to exercise of an incentive stock option, the Company will not be entitled to any tax deduction in connection with incentive stock options. In all other cases, the Company will be entitled to receive a federal income tax deduction at the same time and in the same amount as the amount which is taxable to participants as ordinary income with respect to awards.

Board Recommendation and Vote Required

The Board recommends a vote FOR approval of the 2009 Plan. If a quorum is present at the annual meeting, the amendment will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and proxies submitted by a broker or nominee on behalf of a beneficial holder that expressly does not cast a vote on this proposal (“broker non-votes”) will be treated as if the holder voted against this proposal.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm to examine the financial statements of the Company for the fiscal year ending December 31, 2009.

Moss Adams was the Company’s independent registered public accounting firm with respect to its audited financial statements for the year ended December 31, 2008. The Company expects representatives of Moss Adams to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

MATTERS RELATING TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Principal Independent Registered Public Accounting Firm

The following fees were billed by Moss Adams for professional fees rendered to the Company in fiscal 2007 and 2008:

	2007	2008
Audit Fees(1)	$339,000	$379,000
Audit Related Fees(2)	$—	$—
Tax Fees(3)	$—	$154,000
All Other Fees(4)	$3,000	$—

(1)

Consists of fees for professional services rendered for the audit of the Company’s annual financial statements for the year shown and for review of financial statements included in quarterly reports on Form 10-Q filed during that year.

(2)	Refers to assurance and related services that are reasonably related to the audit or review of a company’s financial statements and that are not included in audit fees.
(3)

Consists primarily of tax consulting services related to analysis of certain expense deductions and non-business income exclusions from taxable income in various states in which the Company conducts its business.

(4)	Consists primarily of consulting services related to the Company’s wholly owned captive insurance subsidiary.

Pre-Approval Policy

The Company has adopted a policy requiring pre-approval by the Audit Committee of all fees and services of the Company’s independent registered public accounting firm (the “independent auditors”), including all audit, audit-related, tax, and other legally permitted services. Under the policy, a detailed description of each proposed service is submitted to the Audit Committee jointly by the independent auditors and the Company’s Chief Financial Officer, together with a statement from the independent auditors that such services are consistent with the SEC’s rules on auditor independence. The policy permits the Audit Committee to pre-approve lists of audit, audit-related, tax, and other legally-permitted services. The maximum term of any preapproval is 12 months. Additional pre-approval is required for services not included in the pre-approved categories and for services exceeding pre-approved fee levels. The policy allows the Audit Committee to delegate its pre-approval authority to one or more of its members provided that a full report of any pre-approval decision is provided to the full Audit Committee at its next scheduled meeting. All audit and permissible non-audit services provided by Moss Adams in 2007 and 2008 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In discharging its responsibilities, the Audit Committee and its individual members have met with management and with the Company’s independent registered public accounting firm (the “independent auditors”), Moss Adams LLP, to review their audit process and the Company’s accounting functions. The Committee discussed and reviewed with the Company’s independent auditors all matters that the independent auditors were required to communicate and discuss with the Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Committee members also discussed and reviewed the results of the independent auditors’ examination of the financial statements, and the quality and adequacy of the Company’s internal controls. The independent auditors provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Committee concerning independence, and the Committee discussed with the independent auditors any relationships that may affect their objectivity and independence.

Based on its review and discussions with management and the Company’s independent auditors, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2008, be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

Thomas J. Carley, Chair

James B. Hicks, Ph.D.

Roger L. Johnson

Anthony Meeker

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee is charged with carrying out the Board’s overall responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee has reviewed the following section entitled “Compensation Discussion and Analysis” and has discussed its contents with members of the Company’s management. Based on its review and discussions, the Compensation Committee has recommended to the Board of Directors that the following section be included in the proxy statement, as well as in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, through its incorporation by reference from the proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Anthony Meeker, Chair

James B. Hicks, Ph.D.

Jon L. Justesen

Compensation Discussion and Analysis

Compensation Philosophy and Objectives. The Compensation Committee (for purposes of this section, the “Committee”) has responsibility for establishing, implementing, and continually monitoring adherence with the Company’s compensation philosophy. The goal of the Committee is to ensure that the total compensation paid to the Company’s executive officers is fair, reasonable, and competitive.

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual or long-term strategic goals by the Company. The principles underlying our compensation policies are:

•	To attract and retain qualified people;

•	To provide competitive compensation relative to compensation paid to similarly situated executives; and

•	To align the interests of executives to build long-term shareholder value.

2008 Executive Compensation Components. For the fiscal year ended December 31, 2008, the principal components of compensation for executive officers were:

•	Base salary; and

•	Performance-based cash incentive compensation.

Base Salary

In determining base salaries for executives, the Committee primarily considers:

•	Available market data;

•	Recommendations from the Chief Executive Officer;

•	Scope of responsibilities; and

•	Individual performance of the executive.

Salary levels of executive officers are reviewed periodically by the Committee and the CEO as part of the performance review process, as well as upon a promotion or other change in job responsibility. Merit-based salary increases for executive officers are based on the Committee’s assessment of recommendations put forth by the CEO. In connection with its review of 2008 salary levels, the Compensation Committee reviewed public disclosures regarding executive compensation by Gevity HR, Inc. and Administaff, Inc., two national human resource outsourcing companies that are significantly larger than the Company, as well as other public companies in the Portland metropolitan area. The Compensation Committee also reviewed national survey data published by the National Association of Corporate Directors. This data was analyzed for purposes of providing background information regarding the general competitive position of the Company’s salary structure and broad compensation trends, but was not used to set target levels or benchmarks for any of the Company’s elements of compensation as compared to other companies of similar size or in its industry or geographic area. Based on this analysis and recommendations by the CEO, the Compensation Committee determined not to increase base salary levels for the Company’s executive officers during 2008, except for James D. Miller, who was appointed Vice President-Finance, Treasurer and Secretary by the Board effective June 1, 2008. Mr. Miller replaced Michael D. Mulholland, who resigned from that position as of May 7, 2008. In connection with his promotion, the Board increased Mr. Miller’s annual base salary rate from $130,000 to $175,000.

Performance-Based Cash Incentive Compensation

The Company has in place an Annual Cash Incentive Bonus Award Program for Executive Officers (the “Incentive Program”). Under the Incentive Program, an annual bonus is paid based on the Company’s annual Return on Equity (“ROE”). ROE is calculated by dividing the Company’s current year’s net income (before taking into account the provision for executive officer bonuses) by the Company’s total shareholders’ equity as of December 31 of the preceding year. In February of each year, after the Company’s financial results for the prior year have been finalized, bonuses are determined, in part, by multiplying the officer’s salary during the preceding year by the Company’s ROE. The Compensation Committee, in its discretion, may approve the payment of additional bonus amounts in excess of the amounts calculated under the pre-approved ROE formula.

In February 2009, the Compensation Committee determined that the Company’s ROE for 2008 for purposes of the Incentive Program was 8.62%, after adjusting the Company’s ROE of 5.56% as determined in accordance with generally accepted accounting principles, by adding back into pre-tax income a loss on impairment of investments in the approximate amount of $3.5 million. The Committee determined to award cash incentive bonuses for 2008 in accordance with the formula described above based on adjusted ROE. The bonus amounts are shown in the Summary Compensation Table below in the column headed “Non-Equity Incentive Plan Compensation.”

Long-Term Equity Incentive Compensation

In years prior to 2006, the Committee granted stock options to executive officers and other key employees under the Company’s 2003 Stock Incentive Plan. No grants were made to executive officers in 2006 or 2007. In connection with Mr. Miller’s promotion to Chief Financial Officer as of June 1, 2008, the Committee granted Mr. Miller an incentive stock option to purchase 10,000 shares of Common Stock.

When granted, stock options typically have an exercise price equal to or greater than the market value of the Common Stock on the date of grant. The amount of options granted to an executive officer is based on his performance and relative responsibilities and the Company’s policies and practices at the time.

Retirement and Other Benefits

Employees, including executive officers, may participate in the Company’s 401(k) defined contribution plan. The Company matches each employee’s contributions at a rate of 100% on the first 3% of salary deferrals and 50% on the next 2% of salary deferrals, with a maximum Company paid match of $9,200. Mr. Sherertz is also provided with an automobile allowance and occasionally uses the Company’s plane for personal purposes.

Mr. Elich has an employment agreement with the Company that provides for severance benefits in certain circumstances as described under “Potential Payments upon Termination or Change in Control” below.

Deductibility of Executive Compensation. The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which limits the deductibility for federal income tax purposes of annual compensation totaling more than $1,000,000 paid to certain executive officers, with exceptions for qualifying performance-based compensation. The Company believes that compensation paid to its executive officers is fully deductible for federal income tax purposes.

Summary Compensation Table

The following table sets forth information regarding compensation received by the Chief Executive Officer, each individual who served as Chief Financial Officer, and each other individual who served as an executive officer during 2008.

Name and Principal Position	Year	Salary		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)		Total Compensation
William W. Sherertz President and Chief Executive Officer	2008 2007 2006	$ $ $	350,000 350,000 250,000	— — —	$ $ $	30,156 57,377 81,836	$ $ $	142,037 137,943 139,823	$ $ $	522,193 545,320 471,659

Michael L. Elich Vice President and Chief Operating Officer	2008 2007 2006	$ $ $	200,000 200,000 175,000	— — —	$ $ $	17,232 32,787 53,193	$ $ $	10,787 10,785 10,982	$ $ $	228,019 243,572 239,175

Michael D. Mulholland Vice President-Finance, Treasurer, and Secretary(1)	2008 2007 2006	$ $ $	87,981 225,000 200,000	— — —	$ $ $	0 36,885 65,469	$ $ $	1,388 0 0	$ $ $	89,369 261,885 265,469

James D. Miller Vice President-Finance, Treasurer, and Secretary(1)	2008		$156,250	$6,135		$11,248		$7,212		$180,845

Gregory R. Vaughn Vice President	2008 2007 2006	$ $ $	190,000 190,000 165,000	— — —	$ $ $	16,370 31,147 54,012	$ $ $	8,846 8,730 9,554	$ $ $	215,216 229,877 228,566

(1)

Mr. Mulholland ceased to be an officer and employee of the Company on May 7, 2008. Mr. Miller was appointed as the Company’s Chief Financial Officer with the title shown effective June 1, 2008. The amounts shown in the table for Mr. Miller are for the full calendar year.

(2)

The amount shown represents the compensation expense recognized for financial statement reporting purposes in 2008 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), with respect to grants of incentive stock options under the Company’s 2003 Stock Incentive Plan. Additional details regarding the terms of outstanding stock options held by the named executive officers are described under “Incentive Compensation” below. Assumptions used in calculating expense as required by SFAS 123R are described in Note 11 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”).

(3)

Amounts shown represent bonuses paid pursuant to the Incentive Program with respect to performance during the year shown. Additional information regarding the Incentive Program appears under the heading “Compensation Discussion and Analysis” above and in the table headed “Grants of Plan-Based Awards During 2008” below. Mr. Miller also participated in a corporate staff bonus plan for the period preceding his appointment as Chief Financial Officer; the amounts received are reflected in the table.

(4)

Amounts shown for 2008 represent the sum of the amounts attributable to personal benefits and other items of compensation listed in the table below. For individual items marked with an X, the incremental cost to the Company or the amount paid to the named executive officer was less than $25,000. Other than Mr. Sherertz, no executive officer of the Company received perquisites or other personal benefits with a total value exceeding $10,000 during the years covered by the table. Reimbursement of personal income taxes relates to reimbursement of amounts paid for life insurance by Mr. Sherertz and taxes arising out of personal use of the Company-owned property in LaQuinta, California. In addition to the benefits listed below, the Company provides medical and dental insurance benefits to all salaried employees on a nondiscriminatory basis.

	William W. Sherertz	Michael L. Elich	Michael D. Mulholland	James D. Miller	Gregory R. Vaughn
Reimbursement of Life Insurance Premiums	$77,121	—	—	—	—
Car Allowance	X	—	—	—	—
Personal Use of Corporate Aircraft	X	—	—	—	—
Reimbursement of Personal Income Taxes	$44,810	$1,587	$1,388	$746	—
Employer Contributions to 401(k) Plan	—	$9,200	—	$6,466	$8,846

Incentive Compensation

The following table sets forth information regarding awards under the Incentive Program and the 2003 Stock Incentive Plan to the named executive officers during the year ended December 31, 2008.

Grants of Plan-Based Awards During 2008

Name	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards ($)(1)		All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Option Awards ($)(4)
William W. Sherertz	01/01/2008		$30,156	—	—	—
Michael L. Elich	01/01/2008		$17,232	—	—	—
Michael D. Mulholland	01/01/2008		$0	—	—	—
James D. Miller	01/01/2008 06/01/2008 06/30/2008	$ $	2,453 8,795	10,000	$11.965	$49,081
Gregory R. Vaughn	01/01/2008		$16,370	—	—	—

(1)

Represents amounts paid under the Incentive Program for 2008 and, for Mr. Miller, his participation in a corporate staff bonus plan during the first five months of 2008. As described under “Compensation Discussion and Analysis” above, each officer is paid a bonus calculated pursuant to an automatic formula based on the Company’s ROE.

(2)

Reflects a grant of an incentive stock option which vests in four equal annual installments beginning one year after the grant date and expires 10 years after the grant date. The option will become exercisable in full in the event of the optionee’s death, termination of employment by reason of disability or retirement, or a change in control of the Company.

(3)	The exercise price is equal to the mean between the high and low sales prices of the Common Stock on The Nasdaq Stock Market on the grant date.
(4)

The amount shown represents the grant date fair value of the stock option calculated in accordance with SFAS 123R. Assumptions used in calculating the grant date fair value are described in Note 11 to the Company’s audited financial statements included in its 2008 Form 10-K, except that the assumptions regarding forfeiture are ignored.

The following information with respect to stock options exercised during the fiscal year ended December 31, 2008, is presented for the named executive officers.

Option Exercises and Stock Vested During 2008

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
William W. Sherertz	84,696	$476,338
Michael L. Elich	39,375	$433,481
Michael D. Mulholland	60,400	$115,391
James D. Miller	—	—
Gregory R. Vaughn	27,239	$241,631

The table below provides information regarding outstanding stock options held by the named executive officers at the end of 2008.

Outstanding Equity Awards at December 31, 2008

Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration Date
	Exercisable(1)	Unexercisable(2)
William W. Sherertz	98,697 75,000 180,000		$15.20 2.01 2.20	7/01/2015 6/04/2013 8/20/2012

Michael L. Elich	25,000 3,873		$15.20 9.27	7/01/2015 3/04/2014

James D. Miller	10,800	10,000	$11.965 17.50	6/30/2018 7/12/2015

Gregory R. Vaughn	26,908 7,541		$15.20 9.27	7/01/2015 3/04/2014

Michael D. Mulholland	—	—

(1)

The Compensation Committee accelerated the vesting of all unvested stock options outstanding as of the close of business on December 30, 2005, all of which options will expire on or before July 12, 2015.

(2)	The option vests in four equal annual installments beginning on June 30, 2009.

Additional Equity Compensation Plan Information

The following table summarizes information regarding shares of the Company’s Common Stock that may be issued upon exercise of options, warrants, and rights under the Company’s existing equity compensation plans and arrangements as of December 31, 2008. The only plan or arrangement under which equity compensation could be awarded at December 31, 2008, was the Company’s 2003 Stock Incentive Plan, which was approved by stockholders in May 2003. Prior to 2003, grants of stock options were made under the Company’s 1993 Stock Incentive Plan, which had been approved by stockholders. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants, and other rights under both plans, and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options. The table does not reflect the additional shares that would be available if the 2009 Stock Incentive Plan described in Item 2 above is approved by stockholders at the Annual Meeting.

Plan Category	A. Number of securities to be issued upon exercise of outstanding options, warrants, and rights	B. Weighted- average exercise price of outstanding options, warrants, and rights	C. Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by stockholders	501,006	$6.85	83,877
Equity compensation plans or arrangements not approved by stockholders	0	N/A	0

Total	501,006	$6.85	83,877

Potential Payments Upon Termination or Change in Control

Michael L. Elich, the Company’s Vice President and Chief Operating Officer, has entered into an agreement with the Company that may result in a payment to him upon a termination of employment or change in control. The employment agreement, which was effective October 1, 2001, provides that, in the event his employment is terminated by the Company other than for cause or by Mr. Elich within 90 days following a change in duties, in each case only in the event of any circumstance that causes William W. Sherertz to relinquish his management position as President and Chief Executive Officer of the Company, Mr. Elich will be entitled to a lump-sum payment in an amount equal to 100% of his then annual base salary. If Mr. Elich’s employment had been terminated on December 31, 2008, as described above, he would have been entitled to receive a lump sum cash payment of $200,000.

A change in duties includes a significant change in the nature or scope of Mr. Elich’s position, responsibilities, authorities or duties, a significant diminution in his eligibility to participate in compensation plans or benefits, a change in the location of his employment by more than 30 miles, or a significant violation of the Company’s obligations under his agreement.

Mr. Elich’s agreement includes confidentiality, non-competition, and non-solicitation provisions. The non-competition and non-solicitation provisions limit his activities for 18 months after most types of terminations of employment, whether or not severance has been paid to him.

RELATED PERSON TRANSACTIONS

Under the charter of the Audit and Compliance Committee, the committee must determine whether or not to approve any transaction between the Company and a director, officer or shareholder that, if it did occur, would be required to be disclosed in the Company’s proxy statement. There are no written procedures regarding review or approval of any such transactions, and no specific standards are employed by the Audit Committee in determining whether or not to approve a particular transaction. There were no transactions between the Company and related persons in 2008 requiring review under the Audit Committee Charter.

OTHER MATTERS

Management knows of no matters to be brought before the Annual Meeting other than the election of directors and approval of the 2009 Stock Incentive Plan. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting on the matter in accordance with their judgment pursuant to the discretionary authority given in the proxy.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Communications by stockholders to the Board should be submitted by e-mail to bod@bbsihq.com. All directors have access to this e-mail address. Communications to individual directors or committees should be sent to the attention of the intended recipient. The chair of the Audit Committee will be primarily responsible for monitoring e-mails to the Board (or its members or committees) and for forwarding messages as appropriate.

Stockholder communications sent by regular mail to the attention of the Board of Directors (or to individual directors or committees) will be forwarded as the chair of the Audit Committee deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2010

Stockholder proposals submitted for inclusion in the proxy materials for the annual meeting of stockholders to be held in 2010 must be received by the Company by December 11, 2009. Any such proposal should comply with the SEC’s rules governing stockholder proposals submitted for inclusion in proxy materials. Proposals should be addressed to James D. Miller, Secretary, Barrett Business Services, Inc., 8100 N.E. Parkway Drive, Suite 200, Vancouver, Washington 98662.

For any proposal that is not submitted for inclusion in next year’s proxy materials, but instead is sought to be presented directly at the 2010 annual meeting of stockholders, management will be able to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 24, 2010, and advises stockholders in the 2010 proxy materials about the nature of the matter and how management intends to vote on such matter; or (2) has not received notice of the proposal by the close of business on February 24, 2010. Notices of intention to present proposals at the 2010 annual meeting should be forwarded to the address listed above.

April 10, 2009	BARRETT BUSINESS SERVICES, INC.

APPENDIX A

BARRETT BUSINESS SERVICES, INC.

2009 STOCK INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1 Establishment. Barrett Business Services, Inc. (“Corporation”), hereby establishes the Barrett Business Services, Inc., 2009 Stock Incentive Plan (the “Plan”), effective as of May 13, 2009 (the “Effective Date”), subject to shareholder approval as provided in Article 15.

1.2 Purpose. The purpose of the Plan is to promote and advance the interests of Corporation and its shareholders by enabling Corporation to attract, retain, and reward key employees, directors, and outside consultants of Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees, directors, and consultants and Corporation’s shareholders. The Plan is designed to serve these purposes by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation.

1.3 Prior Plans. The Plan will be separate from the Barrett Business Services, Inc. 1993 Stock Incentive Plan and related Barrett Business Services, Inc. Stock Option Plan for California Residents and the Barrett Business Services, Inc., 2003 Stock Incentive Plan and related Barrett Business Services, Inc., Stock Incentive Plan for California Residents (the “Prior Plans”). The adoption of the Plan will neither affect nor be affected by the continued existence of the Prior Plans, except that after the effective date of the Plan, no further Awards will be granted under the Prior Plans.

1.4 Reservation of Right to Amend to Comply with Section 409A. The Board reserves the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of Code Section 409A, and the regulations and guidance issued by the Department of the Treasury with respect to such requirements (“Section 409A”).

ARTICLE 2

DEFINITIONS

2.1 Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:

“Award” means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Share Awards or Other Stock-Based Awards pursuant to the Plan.

“Award Agreement” means an agreement as described in Section 6.4.

“Board” means the Board of Directors of Corporation.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

“Committee” means the committee appointed by the Board to administer the Plan as provided in Article 3 of the Plan.

“Common Stock” means the $.01 par value Common Stock of Corporation.

“Consultant” means any consultant or adviser to Corporation or a Subsidiary selected by the Committee, who is not an employee of Corporation or a Subsidiary.

“Continuing Restriction” means a Restriction contained in Sections 6.6(g), 6.6(i), 14.4, 14.5, and 14.7 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

“Corporation” means Barrett Business Services, Inc., a Maryland corporation, or any successor corporation.

“Disability” means the condition of being permanently “disabled” within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. However, the Committee may change the foregoing definition of “Disability” or may adopt a different definition for purposes of specific Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, will be construed to refer to successor provisions to such section or rule.

“Fair Market Value” means, on any given day, the fair market value per share of the Common Stock determined as follows:

(a) If the Common Stock is traded on an established securities exchange, the closing sale price per share of Common Stock as reported for such day by the principal exchange on which the Common Stock is traded (as determined by the Committee) or, if the Common Stock was not traded on such day, on the next preceding day on which the Common Stock was traded;

(b) If trading activity in Common Stock is reported on the OTC Bulletin Board, the mean between the bid price and asked price quotes for such day as reported on the OTC Bulletin Board or, if there are no such quotes for Common Stock for such day, on the next preceding day for which bid and asked price quotes for Common Stock were reported on the OTC Bulletin Board; or

(c) If there is no market for Common Stock or if trading activities for Common Stock are not reported in one of the manners described above, the fair market value will be as determined by the Committee.

“Incentive Stock Option” or “ISO” means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Employee Board Director” means a member of the Board who is not an employee of Corporation or any Subsidiary.

“Non-Employee Subsidiary Director” means a member of the board of directors of a Subsidiary who is neither an employee of Corporation or a Subsidiary nor a member of the Board.

“Nonqualified Option” or “NQO” means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” means an ISO or an NQO.

“Other Stock-Based Award” means an Award as defined in Section 10.1.

“Participant” means an employee of Corporation or a Subsidiary, a Consultant, a Non-Employee Board Director, or a Non-Employee Subsidiary Director who is granted an Award under the Plan.

“Plan” means this Barrett Business Services, Inc., 2009 Stock Incentive Plan, as set forth in this document and as it may be amended from time to time.

“Reporting Person” means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Share Award” means a Restricted Share Award granted pursuant to Article 9 of the Plan.

“Restriction” means a provision in the Plan or in an Award Agreement that limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

“Restriction Period” means a designated period pursuant to the provisions of Section 9.3 of the Plan.

“Retirement” means:

(a) For Participants who are employees, retirement from active employment with Corporation and its Subsidiaries on or after age 65, or such earlier retirement date as approved by the Committee for purposes of the Plan;

(b) For Participants who are Non-Employee Board Directors or Non-Employee Subsidiary Directors, retirement from the applicable board of directors after attaining the maximum age (if any) specified in the articles of incorporation or bylaws of the applicable corporation; or

(c) For Participants who are Consultants, termination of service as a Consultant after attaining a retirement age specified by the Committee for purposes of an Award to such Consultant.

However, the Committee may change the foregoing definition of “Retirement” or may adopt a different definition for purposes of specific Awards.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 8 of the Plan.

“Subsidiary” means a “subsidiary corporation” of Corporation, within the meaning of Section 425 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

“Vest,” “Vesting,” or “Vested” means:

(a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2 Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan also includes the opposite gender; and the definition of any term in Section 2.1 in the singular also includes the plural, and vice versa.

ARTICLE 3

ADMINISTRATION

3.1 General. The Plan will be administered by a Committee composed as described in Section 3.2.

3.2 Composition of the Committee. The Committee will be appointed by the Board and will consist of not less than a sufficient number of Non-Employee Board Directors so as to qualify the Committee to administer the

Plan as contemplated by Section 162(m)(4)(C) of the Code and Rule 16b-3 under the Exchange Act. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled by the Board. In the event that the Committee ceases to satisfy the requirements of Section 162(m)(4)(C) or Rule 16b-3, the Board will reconstitute the Committee as necessary to satisfy such requirements.

3.3 Authority of the Committee. The Committee has full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

(a) Construe and interpret the Plan and any Award Agreement;

(b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c) Select the employees, Non-Employee Board Directors, Non-Employee Subsidiary Directors, and Consultants who will be granted Awards;

(d) Determine the number and types of Awards to be granted to each such Participant;

(e) Determine the number of Shares, or Share equivalents, to be subject to each Award;

(f) Determine the option price, purchase price, base price, or similar feature for any Award; and

(g) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

3.4 Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all of the members of the Committee, will be the valid acts of the Committee.

3.5 Delegation. Notwithstanding the foregoing, the Committee may delegate to one or more officers of Corporation the authority to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons.

3.6 Liability of Committee Members. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

3.7 Costs of Plan. The costs and expenses of administering the Plan will be borne by Corporation.

ARTICLE 4

DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

4.1 Duration of the Plan. The Plan is effective May 13, 2009, subject to approval by Corporation’s shareholders as provided in Article 15. The Plan will remain in effect until Awards have been granted covering all the available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

4.2 Shares Subject to the Plan. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan. Subject to adjustment pursuant to Article 12, the maximum number of Shares for which Awards may be granted under the Plan is 1,000,000, of which the aggregate number of Shares for which ISOs may be granted under the Plan is 900,000. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will be added back into the number of Shares available for future Awards under the Plan.

ARTICLE 5

ELIGIBILITY

Officers and other key employees of Corporation and its Subsidiaries (including employees who may also be directors of Corporation or a Subsidiary), Consultants, Non-Employee Board Directors, and Non-Employee Subsidiary Directors who, in the Committee’s judgment, are or will be contributors to the long-term success of Corporation are eligible to receive Awards under the Plan.

ARTICLE 6

AWARDS

6.1 Types of Awards. The types of Awards that may be granted under the Plan are:

(a) Options governed by Article 7 of the Plan;

(b) Stock Appreciation Rights governed by Article 8 of the Plan;

(c) Restricted Share Awards governed by Article 9 of the Plan; and

(d) Other Stock-Based Awards or combination awards governed by Article 10 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

6.2 General. Subject to the limitations of the Plan, the Committee may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

6.3 Nonuniform Determinations. The Committee’s determinations under the Plan or under one or more Award Agreements, including, without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

6.4 Award Agreements. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

6.5 Prohibition on Repricing of Stock Options and Stock Appreciation Rights. Except for adjustments pursuant to Article 12 hereof, at no time shall the exercise price of an Option or the base price of a Stock Appreciation Right granted hereunder be subsequently repriced during the period of its exercisability. For purposes of this Section 6.5, repricing means any of the following or any other action that has the same effect:

(a) Lowering the exercise or base price after the Option or Stock Appreciation Right is granted;

(b) Any other action that is treated as a repricing under generally accepted accounting principles; or

(c) Canceling an Option or Stock Appreciation Right at a time when its exercise or base price exceeds the Fair Market Value of the underlying Shares, in exchange for cash or an Other Stock-Based Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

6.6 Provisions Governing All Awards. All Awards are subject to the following provisions:

(a) Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award will automatically cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

(b) Rights as Shareholders. No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

(c) Employment Rights. Neither the adoption of the Plan nor the granting of any Award confers on any person the right to continued employment with Corporation or any Subsidiary or the right to remain as a director of or a Consultant to Corporation or any Subsidiary, as the case may be, nor does it interfere in any way with the right of Corporation or a Subsidiary to terminate such person’s employment or to remove such person as a Consultant or as a director at any time for any reason, or for no reason, with or without cause.

(d) Restriction on Transfer. Unless otherwise expressly provided in an individual Award Agreement, no Award (other than Shares granted under a Restricted Share Award after they Vest) will be transferable other than by will or the laws of descent and distribution and each Award will be exercisable (if exercise is required), during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Agreement that the Award:

•	May be freely transferred;

•	May be freely transferred to a class of transferees specified in the Award Agreement; or

•

May be transferred, but only subject to any terms and conditions specified in the Award Agreement (including, without limitation, a condition that an Award may only be transferred without payment of consideration).

Furthermore, notwithstanding the foregoing, any Award Agreement may provide that the Award or the Shares subject to the Award may be surrendered to Corporation pursuant to Section 6.5(h) in connection with the payment of the purchase or option price of another Award or the payment of the Participant’s federal, state, or local tax withholding obligation with respect to the exercise or payment of another Award.

(e) Termination of Employment. The terms and conditions under which an Award may be exercised, if at all, after a Participant’s termination of employment or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant will be determined by the Committee and specified in the applicable Award Agreement.

(f) Change in Control. The Committee, in its discretion, may provide in any Award Agreement that:

(i) In the event of a change in control of Corporation (as the Committee may define such term in the Award Agreement), all or a specified portion of the Award (to the extent then outstanding) will become immediately Vested in full to the extent not previously Vested. Any such acceleration of Award Vesting must comply with applicable regulatory requirements and any Participant will be entitled to decline the accelerated Vesting of all or any portion of his or her Award, if he or she determines that such acceleration may result in adverse tax consequences to him or her; and

(ii) In the event the Board approves a proposal for: (i) a merger, exchange or consolidation transaction in which Corporation is not the resulting or surviving corporation (or in which Corporation is the resulting or surviving corporation but becomes a subsidiary of another corporation); (ii) the transfer of all or substantially all the assets of Corporation; (iii) a sale of 30 percent or more of the combined voting power of Corporation’s voting securities; or (iv) the dissolution or liquidation of Corporation (each, a “Transaction”), the Committee will notify Participants in writing of the proposed Transaction (the “Proposal Notice”) at least 30 days prior to the effective date of the proposed Transaction. The Committee may, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan:

(A) The Committee may provide that outstanding Awards will be converted into or replaced by Awards of a similar type in the stock of the surviving or acquiring corporation in the Transaction. The amount and type of securities subject to and the exercise price (if applicable) of the replacement or converted Awards will be determined by the Committee based on the exchange ratio, if any, used in determining shares of the surviving corporation to be issued to holders of Shares of Corporation. If there is no exchange ratio in the Transaction, the Committee will, in making its determination, take into account the relative values of the companies involved in the Transaction and such other factors as the Committee deems relevant. Such replacement or converted Awards will continue to Vest over the period (and at the same rate) as the Awards which the replacement or converted Awards replaced, unless determined otherwise by the Committee;

(B) The Committee may provide a 30-day period prior to the consummation of the Transaction during which all outstanding Awards will tentatively become fully Vested, and upon consummation of such Transaction, all outstanding and unexercised Awards will immediately terminate. If the Committee elects to provide such 30-day period for the exercise of Awards, the Proposal Notice must so state. Participants, by written notice to Corporation, may exercise their Awards and, in so exercising the Awards, may condition such exercise upon, and provide that such exercise will become effective immediately prior to, the consummation of the Transaction, in which event Participants need not make payment for any Common Stock to be purchased upon exercise of an Award until five days after written notice by Corporation to the Participants that the Transaction has been consummated (the “Transaction Notice”). If the Transaction is consummated, each Award, to the extent not previously exercised prior to the consummation of the Transaction, will terminate and cease being exercisable as of the effective date of such consummation. If the Transaction is abandoned, (1) all outstanding Awards not exercised will continue to be Vested and exercisable, to the extent such Awards were Vested and exercisable prior to the date of the Proposal Notice, and (2) to the extent that any Awards not exercised prior to such abandonment have become Vested and exercisable solely by operation of this Section 6.6(f)(ii), such Vesting and exercisability will be deemed annulled, and the Vesting and exercisability provisions otherwise in effect will be reinstituted, as of the date of such abandonment; or

(C) The Committee may provide that outstanding Awards that are not fully Vested will become fully Vested subject to Corporation’s right to pay each Participant a cash amount (determined by the Committee and based on the amount, if any, being received by Corporation’s shareholders in the Transaction) in exchange for cancellation of the applicable Award.

Unless the Committee specifically provides otherwise in the change in control provision for a specific Award Agreement, Awards will become Vested as of a change in control date only if, or to the extent, such acceleration in the Vesting of the Awards does not result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code. The Committee, in its discretion, may include change in control provisions in some Award Agreements and not in others, may include different change in control provisions in different Award Agreements, and may include change in control provisions for some Awards or some Participants and not for others.

(g) Conditioning or Accelerating Benefits. The Committee, in its discretion, may include in any Award Agreement a provision conditioning or accelerating the Vesting of an Award or the receipt of benefits pursuant to an Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including without limitation, a change in control of Corporation (subject to the foregoing paragraph (f)), a sale of all or substantially all of the property and assets of Corporation, or an event of the type described in Article 12 of this Plan.

(h) Payment of Purchase Price and Withholding. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay the purchase or option price, if any, for the Shares or other property issuable pursuant to the Award, or the Participant’s federal, state, or local tax withholding obligations with respect to such issuance in whole or in part by any one or more of the following methods; provided, however, that the availability of any one or more methods of payment may be suspended from time to time if the Committee determines that the use of such payment method would result in adverse financial accounting treatment for Corporation or adverse tax treatment for Corporation or Participants:

(i) By delivering previously owned Shares (including fully Vested Shares granted under Restricted Share Awards);

(ii) By surrendering other outstanding Vested Awards under the Plan denominated in Shares or in Share equivalent units;

(iii) By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award;

(iv) Unless specifically prohibited by any applicable statute or rule, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002, by delivering to Corporation a promissory note payable on such terms and over such period as the Committee may determine;

(v) By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee (subject to the provisions of the Sarbanes-Oxley Act of 2002 and any other applicable statute or rule):

(A) To sell Shares subject to the Award and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option or purchase price and taxes or withholding taxes attributable to the issuance; or

(B) To pledge Shares subject to the Award to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option or purchase price and taxes or withholding taxes attributable to the issuance; or

(vi) In any combination of the foregoing or in any other form approved by the Committee.

Shares withheld or surrendered as described above will be valued based on their Fair Market Value on the date of the transaction. Any Shares withheld or surrendered with respect to a Reporting Person will be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

(i) Reporting Persons. With respect to all Awards granted to Reporting Persons, the following limitations will apply only if or to the extent required by Rule 16b-3 under the Exchange Act, unless the Award Agreement provides otherwise:

(i) Awards requiring exercise will not be exercisable until at least six months after the date the Award was granted, except in the case of the death or Disability of the Participant; and

(ii) Shares issued pursuant to any other Award may not be sold by the Participant for at least six months after acquisition, except in the case of the death or Disability of the Participant.

Award Agreements for Awards to Reporting Persons must also comply with any future restrictions imposed by such Rule 16b-3.

(j) Service Periods. At the time of granting an Award, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

ARTICLE 7

OPTIONS

7.1 Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options.

7.2 General. All Options will be subject to the terms and conditions set forth in Article 6 and this Article 7 and Award Agreements governing Options may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

7.3 Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which may not be less than 100 percent of the Fair Market Value of a Share on the date of grant for all Options.

7.4 Option Term. The Award Agreement for each Option will specify the term of each Option, which may be unlimited or may have a specified period during which the Option may be exercised, as determined by the Committee.

7.5 Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:

(a) The time or times when the Option becomes exercisable and whether the Option will become exercisable in full or in graduated amounts based on:

(i) continuation of employment over a period specified in the Award Agreement,

(ii) satisfaction of performance goals or criteria specified in the Award Agreement, or

(iii) a combination of continuation of employment and satisfaction of performance goals or criteria;

(b) Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and

(c) The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee, Consultant, or director of Corporation or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable may be accelerated or otherwise modified (i) in the event of the death, Disability, or Retirement of the Participant, or (ii) upon the occurrence of a change in control of Corporation. The Committee may, at any time in its discretion, accelerate the time when all or any portion of an outstanding Option becomes exercisable.

7.6 Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted, including but not limited to the following requirements:

(a) Limited to Employees. ISOs may be granted only to employees of Corporation or a Subsidiary;

(b) Term of ISO. The ISO may not remain exercisable after the expiration of 10 years from its grant date;

(c) Ten Percent Shareholders. In the case of any ISO granted to a Participant who, as of the date of grant, possesses more than 10 percent of the total combined voting power of all classes of stock of

Corporation or any parent or Subsidiary of Corporation, the option exercise price may not be less than 110 percent of the Fair Market Value of a Share on the date of grant and the ISO may not remain exercisable after the expiration of five years from its grant date; and

(d) $100,000 Annual Limitation. In the event that Options intended to be ISOs are granted to a Participant in excess of the $100,000 annual limitation set forth in Code Section 422(d)(1), the Options will be bifurcated so that the Options will be ISOs to the maximum extent allowable under that limitation and will be NQOs as to any excess over that limitation.

7.7 Restricted Shares. In the discretion of the Committee, the Shares issuable upon exercise of an Option may have restrictions similar to Restricted Share Awards if so provided in the Award Agreement for the Option.

7.8 Limitation on Number of Shares Subject to Options. In no event may Options for more than 200,000 Shares be granted to any individual under the Plan during any calendar year.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 General. Stock Appreciation Rights are subject to the terms and conditions set forth in Article 6 and this Article 8 and Award Agreements governing Stock Appreciation Rights may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

8.2 Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR is being exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the grant date of the SAR or such other higher price as the Committee determines. The base price may not be less than the Fair Market Value of a Share on the grant date of the SAR.

8.3 Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions. In the case of SARs granted to Reporting Persons, exercise of the SARs will be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

8.4 Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in Shares, or in any combination of cash and Shares.

8.5 Limitation on Number of Stock Appreciation Rights. In no event may more than 200,000 Stock Appreciation Rights be granted to any individual under the Plan during any calendar year.

ARTICLE 9

RESTRICTED SHARE AWARDS

9.1 Restricted Share Awards. A Restricted Share Award is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Shares and may include a requirement that the Participant forfeit such Shares back to Corporation upon termination of Participant’s employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Shares. Each Participant receiving a Restricted Share Award will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, and will execute a stock power in blank with respect to the Shares evidenced by such certificate. The certificate evidencing such Shares and the stock power will be held in custody by Corporation until the Restrictions have lapsed.

9.2 General. Restricted Share Awards are subject to the terms and conditions of Article 6 and this Article 9 and Award Agreements governing Restricted Share Awards may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

9.3 Restriction Period. Award Agreements for Restricted Share Awards will provide that the Shares subject to Restricted Share Awards may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Share Awards, the Participant must remain in the employment (or remain as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the grant date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award (the “Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under a Restricted Share Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant will be entitled to settlement of the Restricted Share Award or portion thereof, as the case may be. Although Restricted Share Awards will typically Vest based on continued employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant), the Committee, in its discretion, may condition Vesting of Restricted Share Awards on attainment of designated performance goals as well as continued employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant). In such case, the Restriction Period for such a Restricted Share Award will include the period prior to satisfaction of the performance goals.

9.4 Forfeiture. If a Participant ceases to be an employee (or Consultant, Non-Employee Board Director, or Non-Employee Subsidiary Director) of Corporation or a Subsidiary during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement), the Award Agreement may require that all non-Vested Shares previously granted to the Participant be forfeited and returned to Corporation.

9.5 Settlement of Restricted Share Awards. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed, the Participant’s stock power will be returned and the Shares will no longer be Restricted Shares.

9.6 Rights as a Shareholder. A Participant has, with respect to unforfeited Shares received under a Restricted Share Award grant, all the rights of a shareholder of Corporation, including the right to vote the Shares, and the right to receive any cash dividends. Stock dividends issued with respect to non-Vested Shares granted under a Restricted Share Award will be treated as additional Shares covered by the Restricted Share Award and will be subject to the same Restrictions.

ARTICLE 10

OTHER STOCK-BASED AND COMBINATION AWARDS

10.1 Other Stock-Based Awards. The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Other Stock-Based Awards are not restricted to any specific form or structure and may include, without limitation, Share purchase warrants, other rights to acquire Shares, and securities convertible into or redeemable for Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

10.2 Combination Awards. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity. No action authorized by this Section will reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant’s consent.

ARTICLE 11

DIVIDEND EQUIVALENTS

Subject to any restrictions in Section 409A, any Award may, to the extent provided in the Award Agreement, earn dividend equivalents. In respect of any such Award that is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

ARTICLE 12

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

12.1 Plan Does Not Restrict Corporation. The existence of the Plan and the Awards granted under the Plan will not affect or restrict in any way the right or power of the Board or the shareholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation’s capital structure or its business, any merger or consolidation of Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation’s capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

12.2 Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of, any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Corporation assets to shareholders.

ARTICLE 13

AMENDMENT AND TERMINATION

The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided that no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or registered securities association.

ARTICLE 14

MISCELLANEOUS

14.1 Tax Withholding. Corporation has the right to deduct from any settlement of any Award under the Plan, including the delivery or Vesting of Shares or Awards, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan has the obligation to make arrangements satisfactory to Corporation for the satisfaction of any such tax withholding obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

14.2 Unfunded Plan. The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

14.3 Payments to Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

14.4 Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is revocable until cash is paid in settlement thereof or that grant of an Award payable in Shares is revocable until the Participant becomes entitled to the certificate in settlement thereof. In the event the employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) of a Participant is terminated for cause (as defined below), any Award that is revocable will be annulled as of the date of such termination for cause. For the purpose of this Section 14.4, the term “for cause” has the meaning set forth in the Participant’s employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

14.5 Engaging in Competition With Corporation. Any Award Agreement may provide that, if a Participant terminates employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) with Corporation or a Subsidiary for any reason whatsoever, and within a period of time (as specified in the Award Agreement) after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant’s termination of employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) with Corporation.

14.6 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan are not to be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with Corporation and its Subsidiaries.

14.7 Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or registered securities association upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.8 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Maryland.

ARTICLE 15

SHAREHOLDER APPROVAL

The adoption of the Plan and the grant of Awards under the Plan are expressly subject to the approval of the Plan by Corporation’s shareholders holding a majority of Corporation’s outstanding Shares.

PROXY

BARRETT BUSINESS SERVICES, INC.

Annual Meeting of Stockholders—May 13, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William W. Sherertz and Jon L. Justesen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Common Stock of Barrett Business Services, Inc., which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on Wednesday, May 13, 2009, at 2:00 p.m., or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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This proxy, when properly executed, will be voted in the manner directed by the stockholder. If no direction is indicated, the proxy will be voted FOR proposals 1 and 2.
							Please mark your votes as indicated in this example	☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1. To elect six directors to a one-year term.	☐	☐	☐	2.	To approve the 2009 Stock Incentive Plan	☐	☐	☐
Nominees:
01 Thomas J. Carley 02 James B. Hicks, Ph.D. 03 Roger L. Johnson	04 Jon L. Justesen 05 Anthony Meeker 06 William W. Sherertz			3.	To vote in accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)				THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE 2009 NOTICE OF ANNUAL MEETING AND ACCOMPANYING PROXY STATEMENT AND 2009 ANNUAL REPORT TO STOCKHOLDERS AND REVOKES ALL PRIOR PROXIES FOR SAID MEETING.
*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

BARRETT BUSINESS SERVICES, INC.

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